Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2017 FOURTH QUARTER FINANCIAL RESULTS

Virginia Beach, VA – March 7, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for three months and year ending December 31, 2017.

Please note that there were two errors in last night’s press release.  In the first bullet under “RECENT NEWS”, the date should have been December 31, 2017 not December 31, 2018.  The second bullet should have referenced a savings of $9.7 million instead of $9.0 million. Both are corrected below.

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016

Net loss per common share	$(1.22)	$(0.73)	$(2.54)	$(1.89)
FFO per common share and common unit	(0.56)	(0.11)	0.19	0.37
AFFO per common share and common unit	0.18	0.16	1.31	0.95

RECENT NEWS

•
The Company recorded an impairment of $5.3 million on notes receivable and a $2.4 million reserve on receivables due from Sea Turtle Development and other related parties for property management and leasing services as of December 31, 2017.

•
In order to increase financial flexibility, strengthen the balance sheet and facilitate strategic initiatives the Board of Directors ("the "Board") determined to suspend the dividend on the Company's common stock, $0.01 par value per share ("Common Stock") and common unit ("Operating Partnership Unit" or "OP Unit") in our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership") for the remainder of the year, generating 2018 cash savings of approximately $9.7 million.

•	The Board of Directors retained KeyBanc Capital Markets to lead the process in identifying and evaluating strategic alternatives in order to maximize shareholder value.

2017 FOURTH QUARTER HIGHLIGHTS (all comparisons to the same prior year period unless otherwise noted)

•	Net loss attributable to Wheeler Common Stock Shareholders of $10.7 million, or ($1.22) per share.

•	Total revenue from continuing operations increased by 18.9% or $2.3 million.

•	Property Net Operating Income ("NOI") from continuing operations increased by 22.5% to approximately $10.0 million.

•
Adjusted Funds from Operations ("AFFO") of $0.18 per share of the Company's Common Stock and OP Unit versus guidance of $0.35 - $0.40. AFFO includes a provision on related party receivables of $2.4 million. Excluding these amounts AFFO would be $0.34 per share and OP unit.

•
The Company amended and restated the terms of its KeyBank Credit agreement to extend the maturity date of its revolving credit facility by two years, increase the borrowing limit to $52.5 million from $50 million, increase the accordion to $150 million from $100 million and extend the date by which the Company must repay $15.5 million of the current outstanding balance until July 1, 2018.

•
For the three month period, the Company declared quarterly cash dividends of approximately $0.34 per share of Common Stock and OP Unit. On an annualized basis, this amounted to a dividend of $1.44 per share of Common Stock and OP Unit, given the first quarter dividend of $0.42 per share of Common Stock and OP Unit.

2017 YEAR-TO-DATE HIGHLIGHTS (all comparisons to prior year unless otherwise noted)

•	Net loss attributable to Wheeler Common Stock Shareholders of $22.1 million, or ($2.54) per share.

•	Total revenue from continuing operations increased by 32.6% or $14.4 million.

•	NOI from continuing operations increased by 35.1% to approximately $40.8 million.

•
AFFO of $1.31 per share of Common Stock and OP Unit versus guidance of $1.48 to $1.55. AFFO includes a provision on related party receivables of $2.4 million. Excluding these amounts AFFO would be $1.47 per share and OP unit.

•	Generated $460 thousand in lease termination fees primarily as a result of the early closure of BI-LO at Shoppes at Myrtle Park.

•	Completed sales of discontinued operations and assets held for sale resulting in a total gain of $1.5 million.

•	Completed sale of Steak n' Shake out parcel at Rivergate resulting in a total gain of $1.0 million.

BALANCE SHEET

•	The Company’s cash and cash equivalents were $3.7 million at December 31, 2017, compared to $4.9 million at December 31, 2016.

•	Wheeler’s net investment properties as of December 31, 2017 totaled at $384.3 million, as compared to $388.9 million as of December 31, 2016.

•	On December 12, 2017, the Company extended the $1.27 million Monarch Bank Building loan to June 2019 with monthly principal and interest payments of $7,340 at a rate of 4.85%.

•
On December 21, 2017, the Company amended and restated the terms of its KeyBank revolving line of credit agreement. The agreement increases the borrowing capacity from $50.0 million to $52.5 million and increases the accordion feature by $50.0 million to $150.0 million.

•	On December 21, 2017, the Company paid $262 thousand to satisfy the Columbia Fire Station loan in full.

•
The Company’s total debt was $313.8 million at December 31, 2017, compared to $315.0 million at December 31, 2016 (including debt associated with assets held for sale). Wheeler’s weighted-average interest rate and term of its debt was 4.6% and 4.81 years, respectively, at December 31, 2017, compared to 4.3% and 5.55 years (including debt associated with assets held for sale), respectively, at December 31, 2016.

Subsequent to the year ended December 31, 2017:

•	The Company extended the $3.00 million bank line of credit to June 15, 2018 with interest only payments due monthly at a rate of Libor + 3.00% with a floor of 4.25%.

•
The Company, issued and sold 1,363,636 shares of Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"), in a public offering. Each share of Series D Preferred Stock was sold to investors at an offering price of $16.50 per share. Net proceeds from the public offering totaled $21.21 million, which includes the impact of the underwriters' selling commissions and legal, accounting and other professional fees.

OPERATIONS AND LEASING

•	The Company's leased percentage is 92.8% of GLA at December 31, 2017, including leases executed through January 10, 2018.

•
For the three months ended December 31, 2017, the Company executed 22 lease renewals totaling 77,498 square feet at a weighted-average increase of $0.41 per square foot, representing an increase of 2.99% over prior rates.

•	For the three months ended December 31, 2017, Wheeler signed 11 new leases totaling approximately 41,906 square feet with a weighted-average rate of $8.89 per square foot.

•
For the year ended December 31, 2017, the Company executed 112 lease renewals totaling 570,461 square feet at a weighted-average increase of $0.29 per square foot, representing an increase of 3.10% over prior rates. In December 2016, at the time of the Village of Martinsville acquisition, a decrease in rent was anticipated for the 23,523 square foot space occupied by Office Max. The renewal occurred during the twelve months ended December 31, 2017 at a premium to the Company's underwritten rental rate at the time of acquisition. If adjusted to exclude the Office Max renewal the weighted-average increase on renewals for the twelve months ended December 31, 2017 would total $0.36 per square foot, representing an increase of 3.91% over prior rates.

•	For the year ended December 31, 2017, Wheeler signed 55 new leases totaling approximately 160,341 square feet with a weighted-average rate of $11.87 per square foot.

•
Approximately 9.39% of Wheeler’s gross leasable area ("GLA") is subject to leases that expire during the year ending December 31, 2018. Of the GLA expiring during the year ending December 31, 2018, 47.6% of the GLA is subject to renewal options.

•
In September 2017, the Company modified leases with two anchor tenants. The lease modifications include a reduction of lease term from 2028 to 2023 on 34,264 square feet and no change in the 2018 lease expiration term on 33,218 square feet.  The overall weighted average base rent reduction is $5.59 per square foot.

DIVIDENDS

•
For the three months ended December 31, 2017, the Company paid dividends of approximately $3.2 million to the holders of shares of our Common Stock and OP Units and approximately $2.3 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

•
For the year ended December 31, 2017, the Company declared approximately $13.5 million in dividend payments to the holders of shares of our Common Stock and OP Units and approximately $9.2 million to holders of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

SAME STORE RESULTS

•
Same-store NOI year-over-year growth for the year ended December 31, 2017 was 1.3% on a GAAP basis and (0.1)% on a cash basis. The same-store pool comprises the 3.2 million square feet that the Company owned as of January 1, 2016. Same-store results were driven by a decrease of 3.8% in property operating expenses primarily resulting from a decrease in real estate taxes, insurance and grounds and landscaping while property revenues remained relatively flat.

ACQUISITIONS

•	Subsequent to the year ended December 31, 2017, the Company acquired an 887,917 square foot office and retail property located in Norfolk, Virginia known as JANAF for $85.65 million.

DISPOSITIONS

•
Subsequent to the year ended December 31, 2017, the Company completed the sale of the Chipotle ground lease at Conyers Crossing for a contract price of $1.27 million, resulting in a gain of $1.05 million with net proceeds of $1.16 million.

CONFERENCE CALL DIAL-IN AND WEBCAST INFORMATION:
The dial-in numbers are:
Live Participant Dial-In (Toll-Free): 877-407-3101
Live Participant Dial-In (International): 201-493-6789

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at
www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q4-2017.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended December 31, 2017, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Annual Report on Form 10-K, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of retail focused properties in secondary and tertiary markets; (ii) the Company's suspension of the Common Stock dividend and its ability to increase financial flexibility, strengthen the balance sheet and facilitate strategic initiatives from the cash savings generated by the suspension of the Common Stock and OP Unit dividend; (iii) the expected identification and implementation of strategic alternatives that could increase shareholder value are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

WHEELER INVESTMENT TRUST, INC.
Mary Jensen
Investor Relations
(757) 627-9088 / investorrelations@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
REVENUE:
Rental revenues	$10,891	$9,377	$44,156	$33,165
Asset management fees	120	232	927	855
Commissions	141	130	899	964
Tenant reimbursements	2,905	2,149	11,032	8,649
Development and other revenues	239	139	1,521	527
Total Revenue	14,296	12,027	58,535	44,160
OPERATING EXPENSES:
Property operations	3,922	3,399	15,389	11,898
Non-REIT management and leasing services	(598)	215	927	1,567
Depreciation and amortization	5,776	5,331	26,231	20,637
Provision for credit losses	2,378	229	2,821	425
Impairment on notes receivable	5,261	—	5,261	—
Corporate general & administrative	2,509	3,633	7,364	9,924
Total Operating Expenses	19,248	12,807	57,993	44,451
Operating Income (Loss)	(4,952)	(780)	542	(291)
Gain on disposal of properties	—	—	1,021	—
Interest income	363	391	1,443	692
Interest expense	(4,168)	(3,555)	(17,165)	(13,356)
Net Loss from Continuing Operations Before Income Taxes	(8,757)	(3,944)	(14,159)	(12,955)
Income tax expense	38	(107)	(137)	(107)
Net Loss from Continuing Operations	(8,719)	(4,051)	(14,296)	(13,062)
Discontinued Operations
Income from discontinued operations	—	21	16	136
Gain on disposal of properties	—	(1)	1,502	688
Net Income from Discontinued Operations	—	20	1,518	824
Net Loss	(8,719)	(4,031)	(12,778)	(12,238)
Less: Net loss attributable to noncontrolling interests	(519)	(267)	(684)	(1,035)
Net Loss Attributable to Wheeler REIT	(8,200)	(3,764)	(12,094)	(11,203)
Preferred stock dividends	(2,496)	(2,450)	(9,969)	(4,713)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(10,696)	$(6,214)	$(22,063)	$(15,916)

Loss per share from continuing operations (basic and diluted)	$(1.22)	$(0.73)	$(2.70)	$(1.98)
Income per share from discontinued operations	—	—	0.16	0.09
	$(1.22)	$(0.73)	$(2.54)	$(1.89)
Weighted-average number of shares:
Basic and Diluted	8,739,455	8,497,738	8,654,240	8,420,374
Dividends declared per common share	$0.34	$0.42	$1.44	$1.68

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	December 31,
	2017	2016
ASSETS:
Investment properties, net	$384,334	$388,880
Cash and cash equivalents	3,677	4,863
Restricted cash	8,609	9,652
Rents and other tenant receivables, net	5,619	3,984
Related party receivables, net	—	1,456
Notes receivable, net	6,739	12,000
Goodwill	5,486	5,486
Assets held for sale	—	366
Above market lease intangible, net	8,778	12,962
Deferred costs and other assets, net	34,432	49,397
Total Assets	$457,674	$489,046
LIABILITIES:
Loans payable, net	$308,122	$305,973
Liabilities associated with assets held for sale	—	1,350
Below market lease intangible, net	9,616	12,680
Accounts payable, accrued expenses and other liabilities	10,624	7,735
Dividends payable	5,480	3,586
Total Liabilities	333,842	331,324
Commitments and contingencies	—	—
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 2,237,000 shares issued and outstanding; $55.93 million aggregate liquidation preference)	53,236	52,530

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,848 and 1,871,244 shares issued and outstanding, respectively; $46.90 million and $46.78 million aggregate liquidation preference, respectively)	40,915	40,733
Common Stock ($0.01 par value, 18,750,000 shares authorized, 8,744,189 and 8,503,819 shares issued and outstanding, respectively)	87	85
Additional paid-in capital	226,978	223,939
Accumulated deficit	(204,925)	(170,377)
Total Shareholders’ Equity	63,508	94,833
Noncontrolling interests	7,088	10,359
Total Equity	70,596	105,192
Total Liabilities and Equity	$457,674	$489,046

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(in thousands)

	Three Months Ended December 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2017	2016	2017	2016	2017	2016	$	%
Net Loss	$(8,420)	$(3,558)	$(299)	$(473)	$(8,719)	$(4,031)	$(4,688)	(116.30)%
Depreciation and amortization of real estate assets	3,480	3,974	2,296	1,357	5,776	5,331	445	8.35%
Loss on disposal of properties	—	—	—	—	—	—	—	—%
Gain on disposal of properties-discontinued operations	—	1	—	—	—	1	(1)	(100.00)%
FFO	$(4,940)	$417	$1,997	$884	$(2,943)	$1,301	$(4,244)	(326.21)%

	Years Ended December 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2017	2016	2017	2016	2017	2016	$	%
Net Loss	$(10,770)	$(10,402)	$(2,008)	$(1,836)	$(12,778)	$(12,238)	$(540)	(4.41)%
Depreciation and amortization of real estate assets	14,749	17,388	11,482	3,249	26,231	20,637	5,594	27.11%
Loss (gain) on disposal of properties	12	—	(1,033)	—	(1,021)	—	(1,021)	(100.00)%
Gain on disposal of properties-discontinued operations	(1,502)	(688)	—	—	(1,502)	(688)	(814)	(118.31)%
FFO	$2,489	$6,298	$8,441	$1,413	$10,930	$7,711	$3,219	41.75%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO) (in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net Loss	$(8,719)	$(4,031)	$(12,778)	$(12,238)
Depreciation and amortization of real estate assets	5,776	5,331	26,231	20,637
Gain on disposal of properties	—	—	(1,021)	—
Loss (gain) on disposal of properties-discontinued operations	—	1	(1,502)	(688)
FFO	(2,943)	1,301	10,930	7,711
Preferred stock dividends	(2,496)	(2,450)	(9,969)	(4,713)
Preferred stock accretion adjustments	204	162	809	417
FFO available to common shareholders and common unitholders	(5,235)	(987)	1,770	3,415
Impairment of notes receivable	5,261	—	5,261	—
Acquisition costs	269	1,115	1,101	2,029
Capital related costs	195	203	663	514
Other non-recurring and non-cash expenses (1)	117	158	294	664
Share-based compensation	135	872	870	1,454
Straight-line rent	(146)	(163)	(712)	(386)
Loan cost amortization	578	662	3,087	2,126
Accrued interest income	774	(121)	415	(415)
Above (below) market lease amortization	5	(40)	453	29
Recurring capital expenditures and tenant improvement reserves	(245)	(246)	(941)	(760)
AFFO	$1,708	$1,453	$12,261	$8,670

Weighted Average Common Shares	8,739,455	8,497,738	8,654,240	8,420,374
Weighted Average Common Units	639,555	743,274	702,168	689,162
Total Common Shares and Units	9,379,010	9,241,012	9,356,408	9,109,536
FFO per Common Share and Common Units	$(0.56)	$(0.11)	$0.19	$0.37
AFFO per Common Share and Common Units	$0.18	$0.16	$1.31	$0.95

(1)
Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2017.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net Loss	$(8,719)	$(4,031)	$(12,778)	$(12,238)
Adjustments:
Net Income from Discontinued Operations	—	(20)	(1,518)	(824)
Income tax expense	(38)	107	137	107
Interest expense	4,168	3,555	17,165	13,356
Interest income	(363)	(391)	(1,443)	(692)
Loss (gain) on disposal of properties	—	—	(1,021)	—
Corporate general & administrative	2,509	3,633	7,364	9,924
Provision for credit losses	2,378	229	2,821	425
Impairment of notes receivable	5,261	—	5,261	—
Depreciation and amortization	5,776	5,331	26,231	20,637
Non-REIT management and leasing services	(598)	215	927	1,567
Development income	(83)	(75)	(537)	(244)
Asset management and commission revenues	(261)	(362)	(1,826)	(1,819)
Property Net Operating Income	$10,030	$8,191	$40,783	$30,199

Property revenues	$13,952	$11,590	$56,172	$42,097
Property expenses	3,922	3,399	15,389	11,898
Property Net Operating Income	$10,030	$8,191	$40,783	$30,199

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(in thousands)

		Three Months Ended December 31,		Years Ended December 31,
		2017	2016	2017	2016
Net Loss		$(8,719)	$(4,031)	$(12,778)	$(12,238)
Add back:	Depreciation and amortization (1)	5,781	5,291	26,684	20,666
	Interest Expense (2)	4,168	3,568	17,174	13,425
	Income taxes	(38)	107	137	107
EBITDA		1,192	4,935	31,217	21,960
Adjustments for items affecting comparability:
	Acquisition costs	269	1,115	1,101	2,029
	Capital related costs	195	203	663	514
	Other non-recurring expenses (3)	117	158	294	664
	Impairment of notes receivable	5,261	—	5,261	—
	Gain on disposal of properties	—	—	(1,021)	—
	Loss (gain) on disposal of properties-discontinued operations	—	1	(1,502)	(688)
Adjusted EBITDA		$7,034	$6,412	$36,013	$24,479

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization and amounts associated with assets held for sale.

(3)
Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2017.